Exhibit 3.1.1
Execution
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ARCLIGHT CLEAN TRANSITION CORP.
ArcLight Clean Transition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
1.The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE I in its entirety and inserting the following in lieu thereof:
“ARTICLE I: NAME
The name of the corporation is Proterra Inc (the “Corporation”).”
2.The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
(signature page follows)

IN WITNESS WHEREOF, ArcLight Clean Transition Corp. has caused this certificate to be signed by its Chief Executive Officer, this 14th day of June, 2021.

By: /s/ John J. Allen
Name: John J. Allen
Title: President and Chief
Executive Officer
[Signature Page to Certificate of Amendment to the Certificate of Incorporation of ArcLight Clean Transition Corp.]